Exhibit 10.8
AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT
This is an amendment, dated as of March 21, 2011 (the “Amendment”) to the Employment Agreement made as of the 10th day of November, 2010 (the “Employment Agreement”), by and between SELECT MEDICAL CORPORATION, a Delaware corporation (the “Employer”), and DAVID S. CHERNOW, an individual (the “Employee”).
Background
Employer and Employee executed and delivered the Employment Agreement and now desire to amend the Employment Agreement as provided herein.
Agreement
1. A new Section 5.01(c) is hereby added to the Employment Agreement to read as follows:
"(c) Failure to Achieve Minimum Value. Notwithstanding anything contained herein to the contrary, in the event that Employee’s employment is terminated in a manner that would have entitled him to receive the benefits set forth in (i) Section 5.01(a) had the Minimum Value (as defined in Section 5.02(a)) been achieved, then Employee shall be entitled to receive the severance benefits set forth therein (and not in Section 2.02(d)); provided, however, that the severance benefit set forth in clause (B) thereof shall be paid in equal installments on each of Employer’s regular payroll dates over the twelve (12) month period following such termination; provided further, however, that the commencement of such payments shall be delayed until the first payroll date of the seventh month following such termination and the first payment made shall include the payments that otherwise would be made had such delay not been imposed and (ii) Section 5.01(b) had the Minimum Value been achieved, then Employee shall be entitled to receive the severance benefits set forth therein (and not in Section 2.02(d)(ii)), in each case, notwithstanding the fact that the Minimum Value was not achieved.”
2. Except as amended hereby, the Employment Agreement shall continue in effect in accordance with its terms.
Please indicate your acceptance of the above Amendment by signing below in the space indicated.
Very truly yours,
SELECT MEDICAL CORPORATION, a
Delaware Corporation

By:	/s/ Michael E. Tarvin	/s/ David S. Chernow

	Michael E. Tarvin,	David S. Chernow
Executive Vice President